Exhibit 10.28

AMENDMENT TO TRUST AGREEMENT

This Amendment to Trust Agreement (this “Amendment”) is made by Avon Products, Inc. (the “Company”) effective as of January 1, 2009.

W I T N E S S E T H :

WHEREAS, the Company entered into a Trust Agreement (the “Trust Agreement”) with The Chase Manhattan Bank, N.A., dated as of October 29, 1998; and

WHEREAS, Article X of the Trust Agreement provides that the Company may amend the Trust Agreement pursuant to a resolution of its board of directors by delivering to the trustee a certified copy of such resolution and a written instrument duly executed and acknowledged in the same form as the Trust Agreement; and

WHEREAS, the Company now wishes to amend the Trust Agreement in order to comply with Section 409A of the Internal Revenue Code (“Section 409A”);

NOW, THEREFORE, the Company hereby amends the Trust Agreement as follows:

1. A new sentence is added to the end of Section 5.5 of the Trust Agreement to read as follows:

“The distribution right set forth in the immediately preceding sentence will not apply to any Participant under the SLIP (as amended as of January 1, 2009) who has an “Individual Agreement” (as that term is defined in the SLIP, amended as of January 1, 2009). The Company shall notify the Trustee of all Participants under the SLIP who have such “Individual Agreements” and the Trustee shall be fully protected in relying on such notification.”

2. Article IX of the Trust Agreement is amended in its entirety to read as follows:

“ARTICLE IX

Termination

The Trust may be terminated by the Company with respect to any Participant or Beneficiary under the SERP, and with respect to any Participant or Beneficiary under the SLIP subject to an “Individual Agreement” (as that term is defined in the SLIP), after payment to such Participants (or their Beneficiaries), pursuant to the terms of the Plans and this Agreement, of all amounts held in the Trust for their Plan benefits. Any such termination may be effected, pursuant to a resolution of the Board of Directors of the Company, upon delivery to the Trustee of a certified copy of such resolution and a written instrument of termination duly executed and acknowledged in the same form as this Agreement. The Trustee shall be fully protected in relying on such resolution and written instrument of termination.

The foregoing provision shall not apply to any Participant under the SLIP (other than those subject to an “Individual Agreement” as that term is defined in the SLIP) who are identified in writing by the Company to the Trustee and the Trust will continue to be terminable in accordance with Article IX of the Trust Agreement as in effect immediately prior to January 1, 2009 for such Participants and Beneficiaries.

Upon complete termination of the Trust, any assets remaining in the Trust shall be returned to the Company.”

3. Section 11.9 of the Trust Agreement is amended in its entirety to read as follows:

“11.9 Adverse Tax Consequences.

(a) Notwithstanding any other provision of the Trust Agreement to the contrary, the Trustee shall make appropriate payments hereunder before such payments are otherwise due if it is notified by a Participant or Beneficiary, in the format provided in Appendix I, that based on (i) a change in the tax or revenue laws of the United States of America, (ii) a published ruling or similar announcement issued by the Internal Revenue Service, (iii) a regulation issued by the Secretary of the Treasury or his delegate, (iv) a decision by a court of competent jurisdiction involving the Participant or Beneficiary, or (v) a closing agreement made under Code Section 7121 that is approved by the Internal Revenue Service and involves the Participant or Beneficiary, that Participant or Beneficiary has recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable to him under the Plans before they are paid to him. The Company will provide written notification to the Trustee of the Participants and Beneficiaries who have the payment right set forth in this Section 11.9(a) and the amount to be paid to each such Participant and Beneficiary.

(b) Notwithstanding any other provision of the Trust Agreement to the contrary, the Trustee shall make appropriate payments hereunder before such payments are otherwise due if it is notified by a Participant or Beneficiary, in the format provided in Appendix II, that the Participant or Beneficiary has recognized, or will recognize during the then-current tax year, income for federal income tax purposes under Section 409A with respect to amounts that are or will be payable to him under the Plans before they are paid to him. The amount of any such payment may not exceed the amount that such Participant or Beneficiary has recognized, or will recognize during the then-current tax year, under Section 409A with respect to amounts that are or will be payable to him under the Plans. The Company will provide written notification to the Trustee of the Participants and Beneficiaries who have the payment right set forth in this Section 11.9(b) and the amount to be paid to each such Participant and Beneficiary (such right being limited to SLIP Participants not subject to Section 11.9(a) above with respect to SLIP benefits held in the Trust and SERP Participants and Beneficiaries with respect to SERP benefits held in the Trust).”

4. The Trust Agreement is amended by adding Appendix II thereto in the form attached to this Amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on the date set forth below.

AVON PRODUCTS, INC.

By:	/s/ Kim K.W. Rucker
Name:	Kim K.W. Rucker
Title:	Senior Vice President and General Counsel

Attest:	Karen Leu	Dated:	November 14, 2008

Acknowledgement

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

Personally appeared Kim K.W. Rucker of Avon Products, Inc., signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed as SVP and General Counsel and the free act and deed of said Company, before me on November 14, 2008.

/s/ Lorna P. Laemmie
Notary Public

LORNA P. LAEMMIE Notary Public, State of New York No. 01LA4896276 Qualified in Queens County Certificate Filed in New York County Commission Expires June 20, 2010

APPENDIX II

FORM OF NOTICE OF 409A TAXATION

I, the undersigned Participant (Beneficiary) under the Avon Products, Inc. Trust Agreement, as amended, hereby notify JPMorgan Chase Bank as Trustee, that pursuant to Section 11.9(b) thereof, the undersigned has recognized or will recognize tax during the current tax year under Section 409A of the Internal Revenue Code with respect to funds held in said trust. The undersigned requests payment of $                     from the trust funds to which the undersigned is entitled. I certify that this amount does not exceed the amount required to be included in income as a result of the failure to comply with Section 409A and the regulations thereunder.

Participant/Beneficiary

Date:

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